Exhibit 10.27

SANKEN NORTH AMERICA, INC.

CLASS A RESTRICTED STOCK AWARD AGREEMENT

This CLASS A RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of ________, by and among Sanken North America, Inc., a Delaware corporation (the “Company”), ________ (the “Stockholder”), and James M. Coonan in his capacity as the Secretary of the Company and escrow holder hereunder (the “Escrow Holder”).

WHEREAS, the Stockholder is an executive or employee of the Company and/or any of its subsidiaries; and

WHEREAS, the Company desires to grant and issue to the Stockholder, and the Stockholder desires to acquire from the Company, _________(___) shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), subject to, and in accordance with, the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings provided therefor below in this Section 1 or elsewhere as referred to below in this Section 1:

“Beneficial Ownership” shall have the meaning ascribed to such term under Rule 13d-3 promulgated under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean a good faith determination by the Board of Directors of the Company of any one or more of the following: (a) Stockholder’s (x) continued or repeated failure or refusal (after prior written notice thereof from the Board of Directors of the Company and Stockholder’s failure to cure such failure or refusal (if curable) within ten calendar days of such written notice, and other than due to Stockholder’s disability) to substantially perform the duties required by Stockholder’s position with the Company or any of its subsidiaries (it being understood that Stockholder’s failure to attain performance goals or targets or to otherwise fail to substantially perform the duties required by Stockholder’s position with the Company or any of its subsidiaries shall not constitute “Cause” hereunder if such failure is as a result of actions taken or not taken in good faith and with reasonable belief that such actions or omissions were in the best interests of the Company and its subsidiaries) or (y) failure or refusal to follow lawful directives of the Board of Directors of the Company; (b) gross negligence or willful misconduct (including unauthorized disclosure of material proprietary information) by Stockholder which results in a material detriment to the Company or any of its subsidiaries; (c) Stockholder’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony that involves fraud or moral turpitude or that is perpetrated against the Company or any of its subsidiaries, their respective businesses, or any of their respective assets, properties or personnel; or (iv) a material breach by Stockholder of this Agreement or any other written agreement with the Company or any of its subsidiaries to which Stockholder is a party.

“Change in Control” shall mean:

(i) the acquisition by any Person of Beneficial Ownership of more than fifty percent (50%) of either (A) the outstanding shares of Class A Common Stock of the Company (the “Outstanding Class A Stock”) or (B) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the Beneficial Ownership referred under either of the foregoing clause (A) or clause (B) hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by any Person that owns, or by any Person that collectively with such Person’s affiliates own, Beneficial Ownership of a Controlling Interest on the date of this Agreement; (3) any acquisition by OEP or any of its affiliates of Beneficial Ownership of outstanding shares of Class A Common Stock of the Company (or any other voting securities of the Company entitled to vote generally in the election of directors) owned or held by Sanken or any of its affiliates; (4) any acquisition by the Company or any of its subsidiaries of outstanding shares of Class A Common Stock of the Company (or any other voting securities of the Company entitled to vote generally in the election of directors) owned or held by Sanken or any of its affiliates, provided that neither such acquisition nor any series of related acquisitions also include or involve outstanding shares of Class A Common Stock of the Company (or any other voting securities of the Company entitled to vote generally in the election of directors) owned or held by OEP or any of its affiliates; (5) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company; or (6) any acquisition by any corporation or other Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii) below of this definition; or

(ii) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or the acquisition of assets or stock or equity interests of another Person or entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless (A) immediately following such Business Combination, (1) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Class A Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or equivalent persons) of the corporation or other Person resulting from such

Business Combination (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, either directly or through one or more subsidiaries) (such resulting or acquiring corporation or other Person is referred to herein as the “Acquiring Person”) in substantially the same proportions as their Beneficial Ownership, immediately prior to such Business Combination, of the combined voting power of the Outstanding Company Voting Securities, and (2) at least a majority of the members of the Board of Directors or equivalent body of the corporation or other Person resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, or (B) any such Business Combination consists of any acquisition by the Company or any of its subsidiaries of outstanding shares of Class A Common Stock of the Company (or any other voting securities of the Company entitled to vote generally in the election of directors) owned or held by Sanken or any of its affiliates, provided that neither such acquisition nor any series of related acquisitions also include or involve outstanding shares of Class A Common Stock of the Company (or any other voting securities of the Company entitled to vote generally in the election of directors) owned or held by OEP or any of its affiliates; or

(iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Disability” shall mean Stockholder’s inability to perform the essential functions of his position as an executive or employee of the Company and/or any of its subsidiaries, with or without reasonable accommodation, for any period of ninety (90) consecutive days, or for one-hundred and eighty (180) days in the aggregate, during any twelve (12) month period, provided that such inability is determined and certified in writing by a licensed physician of Stockholder and, at the election of the Company, by a licensed physician selected by the Company (and in the even that any such physician of Stockholder and any such licensed physician selected by the Company disagree on the question of such inability, then such inability shall be determined by a third licensed physician selected by mutual agreement of such physician of Stockholder and any such licensed physician selected by the Company, which third licensed physician must be independent and not have any actual or potential conflicts of interest arising from any past or present relationship with, or any interest related to, Stockholder, the Company and its subsidiaries or either of the licensed physicians that selected such third licensed physician). This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Good Reason” shall mean the occurrence of any of the following without Stockholder’s prior written consent: (a) a reduction in Stockholder’s base salary paid or payable by the Company and/or any of its subsidiaries; or (b) a reduction in the target bonus of Stockholder for any fiscal year of the Company to a target bonus that is more than ten percent (10%) below the target bonus of Stockholder for the 2017 fiscal year of the Company; or (c) a material diminution in Stockholder’s authority, duties, responsibilities, or reporting relationship in connection with Stockholder’s employment with the Company or any of its subsidiaries; (d) the relocation of Stockholder’s principal work location in connection with his employment by the Company or any of its subsidiaries to a facility or location more than thirty-five (35) miles from Stockholder’s then present principal work location, provided that, notwithstanding the foregoing provisions of this clause (d), from and after the currently contemplated and anticipated relocation of the Company’s principal executive offices to the greater Manchester, New Hampshire area, relocation of Stockholder’s principal work location to such principal executive offices of the Company in the greater Manchester, New Hampshire area or to a facility or location within thirty-five (35) miles of such principal executive offices of the Company in the greater Manchester, New Hampshire area, shall not constitute Good Reason; or (e) a material breach by the Company of this Agreement or a material breach by the Company or any of its subsidiaries of any other written agreement with the Stockholder to which the Company or any such subsidiary is a party.

“Granted Shares” shall have the meaning ascribed to such term in Section 2 below.

“OEP” shall mean OEP SKNA, L.P., a Cayman Islands exempted limited partnership.

“Other Subject Securities” shall mean, collectively, any and all classes or series of capital stock of the Company that, at any time after the date of this Agreement, become subject to the provisions of this Agreement by virtue of the application of any of the provisions of Section 8(a) hereof. The term “Other Subject Security” shall mean any of the Other Subject Securities.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

“Related Other Property” shall mean, with respect to any Shares, (i) any securities (other than Shares) and/or (ii) any other property or assets (other than cash dividends or other cash distributions), that are distributed in respect of, or that are exchanged for, such Shares.

“Retirement” shall mean any voluntary termination by Stockholder of Stockholder’s employment with the Company and/or any of its subsidiaries after reaching age sixty-two (62) and completing at least sixty (60) full months of continuous employment with the Company and/or any of its subsidiaries.

“Sanken” shall mean Sanken Electric Co., Ltd.

“Section 4(a) Notice” shall have the meaning ascribed to such term in Section 4(a) hereof.

“Section 4(c) Notice” shall have the meaning ascribed to such term in Section 4(c) hereof.

“Severance Agreement” shall mean the Severance Agreement, dated of even date herewith, by and between the Company and the Stockholder, as amended or modified and in effect from time to time.

“Shares” shall mean the Granted Shares, subject to adjustment pursuant to Section 8 hereof.

“Stockholders’ Agreement” shall mean that certain Stockholders’ Agreement, dated of even date herewith, by and between the Company, Sanken, OEP and certain other shareholders of the Company, as amended and in effect from time to time.

“Unvested Shares” shall mean, at the relevant time of reference thereto, those Shares that are then issued and outstanding and that are not Vested Shares at such time.

“Vested Shares” shall mean, at the relevant time of reference thereto, those Shares that are then outstanding and that the Company shall no longer have the right to repurchase under Section 4(a) hereof in accordance with the provisions of Section 4(b) hereof.

2. Granted Shares.

(a) Subject to and upon the terms and conditions of this Agreement, the Company hereby grants and issues to the Stockholder, and the Stockholder hereby acquires from the Company, ________(___) shares of Class A Common Stock (the “Granted Shares”). The grant and issuance by the Company of the Granted Shares to the Stockholder shall be for and in consideration of past services that Stockholder has rendered to the Company and/or any of its subsidiaries and future services that Stockholder shall provide to the Company and/or any of its subsidiaries in the course of Stockholder’s continued employment with the Company and/or any of its subsidiaries. The Stockholder shall not be required to make payment to the Company of any cash or property for the Shares.

(b) If and to the extent that the Granted Shares are certificated (as determined by the Company), the Company shall prepare and duly execute one or more stock certificates, registered in the name of the Stockholder, representing the Granted Shares. Such stock certificate or stock certificates is or are endorsed with the legends set forth in Section 7(b) hereof. Together with such stock certificates (if any), the Stockholder shall duly execute and deliver to the Escrow Holder, to be held in escrow pursuant to the provisions of Section 5 hereof, stock powers or other appropriate instruments of assignment duly executed in blank by the Stockholder. Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Stockholder is entering into and becoming a party to the Stockholders’ Agreement.

3. Risk of Forfeiture and Vesting of Shares.

(a) Risk of Forfeiture; Vesting; Additional Repurchase Right. The Shares are on the date hereof, and (to the extent they remain issued and outstanding) shall continue to be after the date hereof, subject to risk of forfeiture by virtue of the Company’s right to repurchase any or all of the Shares pursuant to, and in accordance with, the provisions of Section 4(a) hereof, unless and to the extent that such repurchase right of the Company lapses unexercised in accordance with the provisions of Section 4(b) hereof. Accordingly, all of the Shares are on the date hereof, and (to the extent they remain issued and outstanding) shall continue to be after the date hereof, Unvested Shares, unless and to the extent the repurchase right of the Company under Section 4(a) hereof lapses unexercised at any time after the date of this Agreement in accordance with the provisions of Section 4(b), in which case those Unvested Shares that are then issued and outstanding and with respect to which such repurchase right of the Company lapses unexercised shall automatically become fully vested and treated as Vested Shares for all purposes of this Agreement. In addition to the Company’s right to repurchase any or all of the Shares pursuant to Section 4(a) hereof, the Company shall also have the right to repurchase any or all of the Shares subject to, and upon, the terms and conditions of Section 4(c) and Section 4(d) hereof.

(b) Escrow of Unvested Shares. All Unvested Shares shall be held in escrow pursuant to Section 5 below. In addition to the restrictions on transfer and other provisions of this Agreement, Unvested Shares shall also be subject to the restrictions on transfer and other provisions of the Stockholders’ Agreement.

(c) Delivery of Vested Shares. Vested Shares shall, at the request of the Stockholder, be released from the escrow provided for in Section 5 hereof and shall be delivered to the Stockholder. Vested Shares may be subject to the restrictions on transfer and other provisions of the Stockholders’ Agreement.

(d) Vesting and Treatment of Related Other Property. All Related Other Property pertaining to Vested Shares shall be fully vested for all purposes of this Agreement. Subject to the provisions set forth below in this Section 3(d), all Related Other Property pertaining to Unvested Shares shall not be vested for any and all purposes of this Agreement and shall be held in escrow pursuant to Section 5 below. All Related Other Property pertaining to Unvested Shares shall automatically vest at such time as the Unvested Shares to which such Related Other Property pertains vest and become Vested Shares in accordance with the provisions of this Agreement. For clarity, any cash dividends or other cash distributions declared, paid or payable in respect of the Shares shall not be held in escrow pursuant to Section 5 below but shall be distributed or paid directly to the Stockholder and shall be deemed and treated as fully vested for any and all purposes of this Agreement.

4. Repurchase Rights.

(a) In the event that (A) a Change in Control has not occurred on or prior to the seventh (7th) anniversary of the date of this Agreement and (B) the Company has not consummated an initial public offering on or prior to the seventh (7th) anniversary of the date of this Agreement, then, subject to the provisions of Section 4(b) below, the Company shall have the right (but not the obligation) to repurchase from the Stockholder or his executor or personal representative any or all of the Shares pursuant to, and in accordance with, the provisions of this Section 4(a). The price payable by the Company for any Shares repurchased by the Company pursuant to this Section 4(a) shall be equal to $0.0001 per share (subject to equitable and proportionate adjustment upon any stock split, stock dividend, reverse stock split or similar transactions with respect to the Class A Common Stock), payable in cash. In order to exercise its right to repurchase any Shares pursuant to this Section 4(a), (i) the Company must provide written notice (the “Section 4(a) Notice”) to Stockholder or his executor or personal representative within sixty (60) days after the seventh (7th) anniversary of the date of this Agreement stating that the Company is exercising its repurchase right under this Section 4(a) and specifying the number of Shares that the Company is going to repurchase pursuant to this Section 4(a) and (ii) the Company must tender to Stockholder or his executor or personal representative the purchase price payable by the Company in connection with such repurchase within thirty (30) days after the date that Company provides to Stockholder or his executor or personal representative such Section 4(a) Notice. The closing of the repurchase by the Company of the number of Shares specified in such Section 4(a) Notice shall take place at the offices of the Company at such time and on such date as specified in such Section 4(a) Notice, but in no event later than sixty (60) days after the date of such Section 4(a) Notice. At such closing, the Stockholder (or his or her estate, executor or legal representatives) shall deliver to the Company, or shall cause the Escrow Holder to deliver to the Company, duly executed stock powers with respect to the Shares to be repurchased pursuant to this Section 4(a), together with stock certificates (if any) evidencing such Shares, against payment by the Company of the purchase price therefor in accordance with the terms of this Section 4(a). At such closing, the Company shall also purchase and acquire from the Stockholder (or his or her estate, executor or legal representatives), and the Stockholder (or his or her estate, executor or legal representatives) shall also sell, assign and transfer to the Company, all of the Stockholder’s right, title and interest in and to the Related Other Property pertaining to the Shares being repurchased by the Company pursuant to this Section 4(a) at such closing. Other than payment by the Company to the Stockholder (or his or her estate, executor or legal representatives) of the purchase price for the Shares to be repurchased pursuant to this Section 4(a) at such closing, no consideration shall be payable by the Company to the Stockholder (or his or her estate, executor or legal representatives) for or in connection with the Related Other Property to be sold and transferred to the Company pursuant to this Section 4(a) at such closing. At such closing, the Stockholder (or his or her estate, executor or legal representatives) shall deliver to the Company, or shall cause the Escrow Holder to deliver to the Company, the Related Other Property being sold and transferred to the Company pursuant to this Section 4(a) at such closing and all instruments of transfer or assignment, duly executed, necessary to effect the sale and transfer to the Company of such Related Other Property.

(b) All of the Shares, to the extent they remain issued and outstanding, shall immediately and automatically become free from the Company’s repurchase rights under Section 4(a) above on the earlier to occur of (i) the time immediately prior to consummation of a Change in Control if such Change in Control is consummated on or prior to the seventh (7th) anniversary of the date of this Agreement and (ii) the closing of the Company’s initial public offering if such initial public offering is consummated on or prior to the seventh (7th) anniversary of the date of this Agreement. In addition, (x) in the event that the Stockholder exercises any tag-along or co-sale rights that Stockholder may have to sell or otherwise transfer any Shares pursuant to, or in connection with, the sale by any other stockholder of the Company of shares of capital stock of the Company owned by any such other stockholder of the Company (including, without limitation, any such tag-along or co-sale rights of the Stockholder under the Stockholders’

Agreement), such Shares, to the extent they previously have not otherwise become free from the Company’s repurchase rights under Section 4(a) hereof, shall automatically become free from the Company’s repurchase rights under Section 4(a) hereof immediately prior to the sale or other transfer of such Shares by the Stockholder pursuant to the exercise of any such tag-along or co-sale rights by the Stockholder, and (y) any Shares that the Company has the right to repurchase pursuant to Section 4(a) hereof shall automatically become free from the Company’s repurchase rights under Section 4(a) hereof if the Company does not deliver to the Stockholder (or his or her estate, executor or legal representatives) a Section 4(a) Notice with respect to such Shares on a timely basis as required under Section 4(a) hereof or if the Company fails to take any other action on a timely basis that the Company is required to take under Section 4(a) hereof in order to properly exercise the Company’s right to repurchase such Shares pursuant to Section 4(a) hereof.

(c) In the event that Stockholder voluntarily terminates his employment with the Company and/or any of its subsidiaries for any reason other than Good Reason, or in the event that the Company terminates Stockholder’s employment with the Company and/or any of its subsidiaries for Cause or for Stockholder’s Disability, or in the event of the termination of Stockholder’s employment with the Company and/or any of its subsidiaries by virtue of Stockholder’s death, then the Company shall have the right (but not the obligation) to repurchase from the Stockholder any or all of those of the Shares that have not, in accordance with the provisions set forth in Section 4(d) below, become free from the Company’s repurchase right under this Section 4(c), such repurchase to be pursuant to, and in accordance with, the provisions of this Section 4(c). The price payable by the Company for any Shares repurchased by the Company pursuant to this Section 4(c) shall be equal to $0.0001 per share (subject to equitable and proportionate adjustment upon any stock split, stock dividend, reverse stock split or similar transactions with respect to the Class A Common Stock), payable in cash. In order to exercise its right to repurchase any Shares pursuant to this Section 4(c), (i) the Company must provide written notice (the “Section 4(c) Notice”) to Stockholder or his executor or personal representative within sixty (60) days after any such termination of employment stating that Company is exercising its repurchase right under this Section 4(c) and specifying the number of Shares that the Company is going to repurchase pursuant to this 4(c), and (ii) the Company must tender to the Stockholder or his executor or personal representative the purchase price payable by the Company in connection with such repurchase within thirty (30) days after the date that Company provides to Stockholder or his executor or personal representative such Section 4(c) Notice. For clarity, if the Stockholder’s employment with the Company and/or any of its subsidiaries is terminated by the Stockholder by reason of Stockholder’s Retirement, if the Stockholder’s employment with the Company and/or any of its subsidiaries is terminated by reason of Stockholder’s death or if Stockholder’s employment with the Company and/or any of its subsidiaries is terminated by the Stockholder or by the Company or any of its subsidiaries by reason of Disability, the Company’s repurchase right under this 4(c) shall be applicable in the case of any such termination of employment but only with respect to those Shares that have not become free, pursuant to Section 4(d) below, from the Company’s repurchase rights under this 4(c) immediately after the effective time of any such termination of the Stockholder’s employment with the Company and/or any of its subsidiaries. The closing of the repurchase by the Company of the number of Shares specified in such Section 4(c) Notice shall take place at the offices of the Company at such time and on such date as specified in such Section 4(c) Notice, but in no event later than sixty (60) days after the date of such Section 4(c) Notice. At such closing, the Stockholder (or his or her estate, executor or legal representatives) shall deliver to the Company, or shall cause the Escrow Holder to deliver to the Company, duly executed stock powers with respect to the Shares to be repurchased pursuant to this Section 4(c), together with stock certificates (if any) evidencing such Shares, against payment by the Company of the purchase price therefor in accordance with the terms of this Section 4(c). At such closing, the Company shall also purchase and acquire from the Stockholder (or his or her estate, executor or legal representatives), and the Stockholder (or his or her estate, executor or legal representatives) shall also sell, assign and transfer to the Company, all of the Stockholder’s right, title and interest in and to the Related Other Property pertaining to the Shares being repurchased by the Company pursuant to this Section 4(c) at such closing. Other than payment by the Company to the Stockholder (or his or her estate, executor or legal representatives) of the purchase price for the Shares to be repurchased pursuant to this Section 4(c) at such closing, no consideration shall be payable by the Company to the Stockholder (or his or her estate, executor or legal representatives) for or in connection with the Related Other Property to be sold and transferred to the Company pursuant to this Section 4(c) at such closing. At such closing, the Stockholder (or his or her estate, executor or legal representatives) shall deliver to the Company, or shall cause the Escrow Holder to deliver to the Company, the Related Other Property being sold and transferred to the Company pursuant to this Section 4(c) at such closing and all instruments of transfer or assignment, duly executed, necessary to effect the sale and transfer to the Company of such Related Other Property.

(d) All of the Shares, to the extent they remain issued and outstanding and subject to the Company’s repurchase rights under Section 4(c) hereof, shall immediately and automatically become free from the Company’s repurchase rights under Section 4(c) hereof on the earlier to occur of (1) the fifth (5th) anniversary of the date of this Agreement, (2) the time when the Shares become free from the Company’s repurchase rights under Section 4(a) hereof, (3) the termination by the Company and/or any of its subsidiaries of Stockholder’s employment with the Company and/or any of its subsidiaries for any reason other than Cause or Disability and (4) the termination by the Stockholder of Stockholder’s employment with the Company and/or any of its subsidiaries for Good Reason. In the event that, at any time prior to the earlier to occur of (i) the fifth (5th) anniversary of the date of this Agreement and (ii) the time when the Shares become free from the Company’s repurchase rights under Section 4(a) hereof, the Stockholder’s employment with the Company and/or any of its subsidiaries is terminated on account of the Stockholder’s death, Retirement or Disability (in the case of Disability, regardless of whether any such termination is by the Company or by the Stockholder), that portion of the Shares then issued and outstanding that is equal to the product of (x) the total number of Shares then issued and outstanding and (y) a fraction, the numerator of which is the number of calendar months that have elapsed during the period commencing on the date of this Agreement and ending on the effective date of such termination of employment (and, for clarity, including the calendar month in which the date of this Agreement and the effective date of such termination of employment occur), and the denominator of which is 36, shall immediately and automatically become free from the Company’s repurchase rights under Section 4(c) hereof at the effective time of any such termination of the Stockholder’s employment with the Company and/or any of its subsidiaries; provided, that, in no event shall the application of this sentence result in vesting of a greater number of Shares than the Shares then owned or held by the Stockholder. In addition, any Shares that the Company has the right to repurchase pursuant to Section 4(c) hereof shall automatically become free from the Company’s repurchase rights under Section 4(c) hereof if the Company does not deliver to the Stockholder (or his or her estate, executor or legal representatives) a Section 4(c) Notice with respect to such Shares on a timely basis as required under Section 4(c) hereof or if the Company fails to take any other action on a timely basis that the Company is required to take under Section 4(c) hereof in order to properly exercise the Company’s right to repurchase such Shares pursuant to Section 4(c) hereof.

5. Escrow.

(a) Escrow Deposit. The Stockholder shall deliver or cause to be delivered to the Escrow Holder a stock power, in the form attached hereto as Exhibit A, executed in blank by the Stockholder with respect to the Unvested Shares, together with a stock certificate or stock certificates (if any) representing the Unvested Shares. From time to time during the term of this Agreement, the Stockholder shall also deliver or cause to be delivered to the Escrow Holder all Related Other Property that pertains to any Unvested Shares, together with such instruments of assignment or transfer reasonably requested by the Company or the Escrow Holder executed in blank by the Stockholder. The Escrow Holder shall hold in escrow pursuant to this Section 5 any and all of such stock power, instruments of assignment and, if any, stock certificates that are so delivered to the Escrow Holder, until all of such Unvested Shares become Vested Shares pursuant to, and in accordance with, the provisions of Section 4 hereof or until all of such Unvested Shares are repurchased by the Company pursuant to, and in accordance with, the provisions of Section 4 hereof, whichever occurs earlier. The Escrow Holder shall also hold in escrow pursuant to this Section 5 all Related Other Property that is so delivered to the Escrow Holder, until the Unvested Shares to which such Related Other Property pertains become Vested Shares pursuant to, and in accordance with, the provisions of Section 4 hereof or until all of such Unvested Shares are repurchased by the Company pursuant to, and in accordance with, the provisions of Section 4 hereof, whichever occurs earlier.

(b) Rights of Stockholder with respect to Unvested Shares held in Escrow. The Stockholder shall have all the rights of a stockholder with respect to the Unvested Shares while they are held in escrow, including without limitation, the right to vote such Unvested Shares and the right to receive dividends with respect to such Unvested Shares.

(c) Obligations and Liabilities of the Escrow Holder. The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Holder to be genuine and to have been signed or presented by the proper party or parties. The Escrow Holder shall not be personally liable for any act the Escrow Holder may do or refrain from doing hereunder as Escrow Holder or as attorney-in-fact for the Stockholder, provided that the Escrow Holder acts or refrains from acting in good faith and in the exercise of his own good judgment, and any act that he does or refrains from doing pursuant to the advice of counsel (which may be counsel to the Company) shall be conclusive evidence of such good faith.

(d) Duties of the Escrow Holder.

(i) In the event of any repurchase of Unvested Shares pursuant to, and in accordance with, the provisions of Section 4 hereof, the Escrow Holder shall take all steps necessary to consummate such repurchase, including, but not limited to, (A) presentment to the Company or its transfer agent of stock powers executed by or in the name of the Stockholder appropriately completed by the Escrow Holder, together with stock certificates (if any) representing the Unvested Shares subject to such repurchase and irrevocable instructions to register the transfer of such Unvested Shares into the name of the Company or its designee, and (B) delivery to the Company of the Related Other Property pertaining to such Unvested Shares, together with appropriate instruments of transfer or assignment executed by or in the name of Stockholder appropriately completed by the Escrow Holder for purposes of conveying title to such Related Other Property to the Company. The Stockholder hereby appoints the Escrow Holder his irrevocable attorney-in-fact to execute in his name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the repurchase of any Unvested Shares and the purchase of the Related Other Property pertaining to such Unvested Shares, in each case pursuant to, and in accordance with, the provisions of Section 4 hereof.

(ii) Upon any Unvested Shares becoming Vested Shares in accordance with the provisions of this Agreement, the Escrow Holder shall, at the request of the Stockholder, either promptly cause a new certificate endorsed with the appropriate legends to be issued for such Unvested Shares that have become Vested Shares and shall deliver such certificate to the Stockholder. Upon any Unvested Shares becoming Vested Shares, the Escrow Holder shall also, at the request of the Stockholder, promptly deliver to Stockholder all Related Other Property that pertains to such Unvested Shares that became Vested Shares.

(iii) The Escrow Holder may, but need not, submit a memorandum to the Stockholder and to the Company setting forth action the Escrow Holder intends to take with respect to the escrow of the Unvested Shares and the Related Other Property pertaining to Unvested Shares and requesting the parties to acknowledge the propriety of the intended action. If, in any such case, either party fails or refuses to acknowledge the propriety of the intended action, the Escrow Holder may seek the advice of counsel, who may be counsel to the Company, and any action taken in accordance with the written advice of such counsel shall be full protection to the Escrow Holder in respect thereto against any person. It is agreed that in any event the Escrow Holder shall not be liable for any action or failure to act taken in good faith, and that his liability shall be limited to actions or inaction constituting gross negligence or willful misconduct.

(iv) It is understood and agreed that should any dispute arise with respect to the delivery, ownership or right of possession of the Unvested Shares or any Related Other Property pertaining to the Unvested Shares, the Escrow Holder is authorized and directed to retain in his possession without liability to anyone all or any part of said Unvested Shares or Related Other Property until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but he shall be under no duty whatsoever to institute or defend any such proceedings.

(v) The Escrow Holder is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Holder obeys or complies with any such order, judgment or decree, he shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(vi) The parties hereto understand that the Escrow Holder is the Secretary of the Company and is legal counsel to the Company, and that the Escrow Holder may continue to act as the Secretary of the Company and as legal counsel to the Company in the event of any dispute in connection with this Agreement or any other transaction contemplated herein or affected hereby.

(vii) By signing this Agreement, the Escrow Holder becomes a party to this Agreement only for the purposes of this Section 5.

(e) Change of Duties. The Escrow Holder’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto; provided, however, that the Company may at any time, at its option, elect to terminate this escrow by notice to the Stockholder and the Escrow Holder.

(f) Costs and Fees. All reasonable costs, fees and disbursements incurred by the Escrow Holder in connection with the performance of his duties hereunder shall be borne by the Company.

(g) Resignation. The Escrow Holder reserves the right, upon notice to the Company and the Stockholder, to resign from his duties as Escrow Holder and to appoint a substitute Escrow Holder.

6. Investment Representations and Warranties. The Stockholder hereby represents and warrants to the Company as follows:

(a) Investment Intent. The Shares are being acquired as the Stockholder’s own property for investment for an indefinite period for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof. The Stockholder has no present intention of selling, granting participation in, or otherwise distributing the same.

(b) Securities Laws. The Stockholder understands (i) that the Shares are not registered under the Securities Act 1933, as amended (the “Securities Act”), or qualified under any state’s securities laws, and (ii) that the Shares are being issued to the Stockholder on the ground that the issuance provided for in this Agreement is exempt from registration under the Securities Act and exempt from qualification and/or registration under any applicable state’s securities laws.

(c) Restricted Securities. The Stockholder understands that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. In addition, the Stockholder understands that any resale or transfer must comply with applicable state securities laws. Accordingly, the Stockholder hereby acknowledges that the Stockholder is prepared to hold the Shares for an indefinite period, until resale is permitted under applicable law.

(d) Residence. The Stockholder’s principal place of residence is at the Stockholder’s address set forth in Section 10(c) hereof.

(f) Investment Experience. Stockholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring and holding the Shares, has the ability to bear the economic risks of acquiring and holding the Shares and has been furnished with and has had access to all of the information the Stockholder considers necessary or appropriate to evaluate the risks and merits of acquiring and holding the Shares, and has had an opportunity to discuss the Company’s business, management and financial affairs with other members of the Company’s management.

7. Restrictions on Transfer.

(a) No Transfers. Except for (i) the escrow described in Section 5 above, (ii) the transfer of any Unvested Shares and the Related Other Property pertaining to such Unvested Shares to the Company as contemplated by this Agreement, (iii) the transfer of any Unvested Shares or of any Related Other Property pertaining to Unvested Shares with the prior written consent of the Company or (iv) any transfer of any Unvested Shares that is expressly permitted under the Stockholders’ Agreement, none of the Unvested Shares, any Related Other Property pertaining to such Unvested Shares or any beneficial interest in Unvested Shares or the Related Other Property pertaining to such Unvested Shares shall be transferred, encumbered or otherwise disposed of in any way until such Unvested Shares have become Vested Shares pursuant to, and in accordance with, the provisions of Section 4 hereof. Any transfer of Unvested Shares that is permitted in accordance with the foregoing provisions of this Section 7(a) must nevertheless also be permitted under, and comply with, all applicable restrictions on transfer and other provisions of the Stockholders’ Agreement.

(b) Legend for Unvested Shares. The Shares, as well as any instruments, documents or certificates evidencing any of the Shares, shall be endorsed with a legend, in addition to any other legend required by the Stockholders’ Agreement, substantially as follows:

“THE SHARES ARE SUBJECT TO A CLASS A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF ________, AS AMENDED AND IN EFFECT FROM TIME TO TIME, AND TO THE RESTRICTIONS UPON TRANSFER CONTAINED THEREIN. A COPY OF SUCH CLASS A RESTRICTED STOCK AWARD AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST FREE OF CHARGE.”

(c) Additional Restrictions on Transfer. The Stockholder hereby acknowledges that the Shares and the Stockholder’s beneficial interest in the Shares shall also be subject to all applicable restrictions on transfer and other provisions set forth in the Stockholders’ Agreement.

8. Adjustment for Stock Splits, etc.

(a) In the event that at any time after the date of this Agreement the Company implements any stock dividend, reclassification, recapitalization or other change in or with respect to the Class A Common Stock or Other Subject Securities resulting in shares of any class or series of capital stock of the Company being distributed in respect of, or being exchanged for, the Shares, then, from and after the effectiveness of such stock dividend, reclassification, recapitalization or other change, (i) the term “Shares” shall include or mean, as applicable, all of such shares of such class or series of capital stock of the Company, and (ii) all of such shares of such class or series of capital stock of the Company shall be held subject to all of the terms and conditions of this Agreement to the same extent as the Shares were subject to immediately prior to the effectiveness of such stock dividend, reclassification, recapitalization or other change. The provisions of this Section 8(a) shall not apply with respect to any stock dividend in respect of which an adjustment is provided for pursuant to the provisions of Section 8(b) below.

(b) In the event that at any time after the date of this Agreement the Company implements any stock split, stock dividend or reverse stock split in or with respect to the Class A Common Stock or any Other Subject Security resulting in an increase or decrease in the outstanding shares of Class A Common Stock or in the outstanding number of such Other Subject Security, then all references in this Agreement to any number of Shares shall be appropriately adjusted to reflect any such stock split, stock dividend, or reverse stock split.

(c) In the event that at any time after the date of this Agreement the Company implements any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in or with respect to the Class A Common Stock or any of the Other Subject Securities, then all references in this Agreement to the purchase price per share for any of the Shares shall be appropriately adjusted to take into account any such stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change.

(d) The foregoing provisions of this Section 8 shall apply successively to one or more stock splits, stock dividends, reverse stock splits, reclassifications, recapitalizations or other changes in or with respect to the Class A Common Stock or any of the Other Subject Securities.

9. Tax Representations.

(a) Stockholder understands that Stockholder may suffer adverse tax consequences as a result of Stockholder’s acquisition, holding (including upon lapse of applicable repurchase rights) and/or disposition of the Shares. Stockholder represents that Stockholder has consulted with any tax consultants Stockholder deems advisable in connection with the grant or disposition of the Shares and that no action or representation by the Company shall be construed as the giving of tax advice and Stockholder is not relying on the Company for any tax advice.

(b) STOCKHOLDER ACKNOWLEDGES AND UNDERSTANDS THAT STOCKHOLDER SHALL BE REQUIRED TO SATISFY, AND SHALL BE SOLELY LIABLE FOR, ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX WITHHOLDING OBLIGATIONS ASSOCIATED WITH THE SHARES, AND

STOCKHOLDER HEREBY AGREES TO PAY SUCH WITHHOLDING AMOUNTS TO THE COMPANY AT SUCH TIMES AND IN SUCH FORM AS COMPANY SHALL REQUIRE FOR PURPOSES OF TIMELY SATISFYING SUCH WITHHOLDING OBLIGATIONS.

10. General Provisions.

(a) Governing Law. This Agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts, without reference to any conflict of laws provisions thereof that would implicate the substantive or procedural laws of any other jurisdiction.

(b) Entire Agreement; Amendments. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between the parties to the extent that such prior written and oral agreements relate or pertain to the subject matter of this Agreement. This Agreement may only be modified or amended pursuant to a written agreement or instrument signed by the Company and the Stockholder or, with respect to Section 5, the Company, the Stockholder and the Escrow Holder.

(c) Notices. Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, postage prepaid, or delivered via pdf to such party at the address or telecopier number or e-mail address, as the case may be, set forth below or such other address or telecopier number or e-mail address, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

if to the Company, to:

Sanken North America, Inc.

c/o Allegro MicroSystems, LLC

115 Northeast Cutoff

Worcester, MA 01606

Attention: Ravi Vig, President and Chief Operating Officer

                  Richard Kneeland, Vice President, General Counsel

E-mail: [***]

            [***]

with a copy to:

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

Attention: ________

Facsimile: ________

E-mail: ________

if to the Stockholder, to:

________

________

________

E-mail: ________

if to the Escrow Holder, to:

James M. Coonan

Coonan & Associates, P.C.

26 S. Third Street, #520

Geneva, IL 60134

E-mail: [***]

All such notices, requests and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mail, on the third day following deposit into the mail; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of e-mail, upon delivery of such e-mail.

(d) Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the heirs, personal representatives, executors, administrators, successors and/or permitted assigns of the parties. This Agreement shall also inure to the benefit of, and be binding upon, any transferee of the Shares.

(e) Assignment. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Except to the extent otherwise provided in Section 10(d) above or in Section 10(l) below, the Stockholder may not assign any of its rights or obligations under this Agreement without the Company’s prior written consent.

(f) No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(g) Severability. If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

(h) Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

(i) Further Assurances. The Stockholder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

(k) Relationship with Stockholder. The Company is not by reason of this Agreement or the issuance of any Shares obligated to continue the Stockholder’s association with the Company as an officer, director, employee, consultant, or in any other capacity.

(l) Death or Incapacity of Stockholder. In the event of the death or incapacity of the Stockholder, the rights and obligations of the Stockholder under this Agreement shall be exercised, enforced and performed by the Stockholder’s estate, executors or legal representatives, as applicable.

(m) Consent to Jurisdiction. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in the Commonwealth of Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy.

(n) Stockholder’s Acknowledgements. The Stockholder acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Stockholder’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Morgan, Lewis & Bockius LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Stockholder.

IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first above written.

STOCKHOLDER

Name:

SANKEN NORTH AMERICA, INC.

By:

Name:
Title:

ESCROW HOLDER

James M. Coonan

[Signature Page to Restricted Stock Award Agreement]

Exhibit A

STOCK POWER

For Value Received, and subject to the escrow provisions in Section 5 of that certain Restricted Stock Award Agreement, dated as of _____________, among Sanken North America, Inc. (the “Company”), ________ (the “Stockholder”), and James M. Coonan, in his capacity as Escrow Holder, with full power of substitution in the premises, the Stockholder has bargained, sold, assigned and transferred, and by these presents does bargain, sell, assign and transfer unto the Company, __________(____) shares of the Company’s Class A Common Stock, par value $0.01 per share, standing in his name on the books of the Company.

And does hereby constitute and appoint James M. Coonan his true and lawful attorney, IRREVOCABLY, for himself and in his name and stead, to sell, assign, transfer, and make over, all or any part of the said stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said Attorney or substitute or substitutes shall lawfully do by virtue hereof.

[The remainder of this page is intentionally left blank; signature page to follow.]

Name:

Date:

[Signature Page to Stock Power (Class A)]